As filed with the Securities and Exchange Commission on February 25, 2004

                                           Registration No. 333-46924

         ------------------------------------------------------
           UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                    POST-EFFECTIVE AMENDMENT NO. 1
                                 TO
                              FORM S-8

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

               THE AMERICAN EDUCATION CORPORATION
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


               Nevada                                  73-1621446
  --------------------------------                 ------------------
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                  Identification No.)

   7506 N. Broadway Extension, Suite 505,
          Oklahoma City, Oklahoma                     73116
 ----------------------------------------           ----------
 (Address of principal executive offices)           (Zip Code)


The American Education Corporation Stock Option Plan for Employees
  The American Education Corporation Directors' Stock Option Plan
------------------------------------------------------------------
                     (Full title of the plans)

Jeffrey E. Butler                               Copy to:
The American Education Corporation              Armand Paliotta, Esq.
7506 North Broadway Extension, Suite 505        Hartzog Conger Cason &
Oklahoma City, Oklahoma 73116                    Neville
(405) 840-6031                                  201 Robert S. Kerr,
                                                Suite 1600
                                                Oklahoma City, Oklahoma
                                                73102
                                                (405) 235-7000

(Name, address, and telephone number
of agent for service)

                  Calculation of Registration Fee
----------------------------------------------------------------------

                                               Proposed
                                Proposed        maximum
   Title of                      maximum      aggregate    Amount of
securities to  Amount to be   offering price  offering   registration
be registered  registered(1)    per share       price         fee
-------------  -------------  --------------  ---------  ------------

See below (1)     N/A             N/A            N/A          N/A

(1) No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement on Form S-8 (Registration No. 333-46924 ). Therefore, no further registration fee is required.

                  ------------------------------------

                           EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this "Amendment") is being filed pursuant to Rule 414(d) of the Securities Act of 1933, as amended (the "Securities Act"), and constitutes Amendment No. 1 to the Registration Statement on Form S-8 filed on September 29, 2000, Registration Statement No. 333-46924 (the "Registration Statement"), by The American Education Corporation, a Nevada corporation ("AEC Nevada"), which is the successor to The American Education Corporation, a Colorado corporation ("AEC Colorado"), following a statutory merger effective 12:01 a.m. (Pacific Standard time) on January 1, 2004 (the "Merger"), for the purpose of changing AEC Colorado's state of incorporation to Nevada.

In connection with the Merger, AEC Nevada succeeded by operation of law to all of the assets and liabilities of AEC Colorado. The Merger was approved by the shareholders of AEC Colorado at the Annual Meeting of Shareholders held on November 15, 2001, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as modified by this Amendment, AEC Nevada, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

         -----------------------------------------------------

                             Part II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     The following documents filed in 2003 by American Education
Colorado, the predecessor of the Registrant, or in 2004 by American Education Nevada are hereby incorporated by reference and made a part hereof:

     (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed on March 31, 2003, as amended by the Form 10-KSB/A filed on May 2, 2003.

     (b)  Quarterly Reports on Form 10-QSB for the quarters ended
September 30, 2003, June 30, 2003, and March 31, 2003, filed on November 14, 2003, August 14, 2003 and May 15, 2003, respectively.

     (c) Current Reports on Form 8-K filed on January 5, 2004, October 29, 2003, October 21, 2003, September 29, 2003, September 3, 2003, August 21, 2003 and August 4, 2003.

     (d) The description of AEC Nevada's common stock contained in Post-Effective Amendment No. 2 to Form 8-A12G/A filed on January 20, 2004.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents unless all or a portion of such documents are deemed not to be filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded, for purposes of this registration statement, to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supercedes such statement. Any statement modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this registration statement.


Item 4.  Description of Securities
         -------------------------

         Incorporated by reference.  See Item 3.


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not applicable.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if the person (i) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes.

     Further, Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if the person (i) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) is not liable pursuant to Nevada Revised Statutes
Section 78.138. Such indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent a court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 78.7502(1) or 78.7502(2) of the Nevada Revised Statutes, or in defense of any claim, issue or matter therein, the Nevada Revised Statutes require that the corporation indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     In the case of any discretionary indemnification, Nevada law requires, unless ordered by a court or advanced by the corporation upon receipt of an understanding by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the corporation, a finding to be made that the officer, director, employee or agent has met the requisite standard of conduct by (i) a majority vote of the board of directors for which the quorum does not consist of parties to the action, suit or proceeding;
(ii) if a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iii) the stockholders.

     Section 78.037 of the Nevada Revised Statutes permits a corporation to eliminate or limit tthe personal liability of its directors and officers to the corporation and its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Nevada law. The Company's Articles of Incorporation provide that the Company's officers and directors will not be personally liable to the Company or any of its stockholders for damages for breach of their fiduciary duty as a director or officer. However, each officer and director will continue to be subject to liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or for authorizing the payment of dividends in violation of Nevada corporate law. Further, directors and officers of the Company may still be held liable under any other laws, such as federal securities laws.

     The Company's Articles of Incorporation also provide that the Company shall indemnify any director, officer, or employee of the Company for any expense reasonably incurred by reason of being or having been a director, officer, or employee of the Company to the fullest extent permitted by law.

     Under the Company's Bylaws, the Company is permitted to indemnify its directors, officers, employees and agents to the fullest extent permitted under Nevada law. The Company is also empowered under its Bylaws to enter into indemnification agreements with its directors, officers, employees and agents and to purchase insurance on behalf of any person it is required or permitted to indemnify.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.


Item 8.  Exhibits
         --------

     2.1 Agreement of Merger and Plan of Reorganization, dated as of October 5, 2001, between The American Education Corporation, a Colorado corporation, and The American Education Corporation, a Nevada corporation.*

     3.1  Articles of Incorporation of The American Education
          Corporation, a Nevada corporation.**

     3.2 Bylaws of The American Education Corporation, a Nevada corporation.***

     5.1  Opinion of Hartzog Conger Cason & Neville.****

     23.1 Consent of Steakley Gilbert & Morgan, P.C.****

*Filed as Annex A to the definitive Proxy Statement on Schedule 14A filed on October 12, 2001 (File No. 000-11078) and incorporated herein by reference.

**Filed as Annex B to the definitive Proxy Statement on Schedule 14A filed on October 12, 2001 (File No. 000-11078) and incorporated herein by reference.

***Filed as Annex C to the definitive Proxy Statement on Schedule 14A filed on October 12, 2001 (File No. 000-11078) and incorporated herein by reference.

****Filed herewith.

Item 9.  Undertakings
         ------------

     (a)  The undersigned registrant hereby undertakes as follows:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any additional or changed information on the plan of distribution;

          Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant under the Exchange Act.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 25th day of February, 2004.

                                    THE AMERICAN EDUCATION CORPORATION


                                    By: /s/ Jeffrey E. Butler
                                        ---------------------
                                            Jeffrey E. Butler,
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 25, 2004.

SIGNATURE                                   TITLE
---------                                   -----


By: /s/ Jeffrey E. Butler           Chief Executive Officer and Director
    --------------------------
    Jeffrey E. Butler


By: /s/ Monty C. McCurry            Director
    --------------------------
    Monty C. McCurry


By: /s/ Newton W. Fink              Director
    --------------------------
    Newton W.  Fink


By: /s/ Stephen E. Prust            Director
    --------------------------
    Stephen E. Prust


                              EXHIBIT INDEX
                              -------------


Exhibit No.                 Exhibit Description
-----------                 -------------------
2.1 Agreement of Merger and Plan of Reorganization, dated as of October 5, 2001, between The American Education Corporation, a Colorado corporation, and The American Education Corporation, a Nevada corporation
3.1 Articles of Incorporation of The American Education Corporation, a Nevada corporation.
3.2                 Bylaws of The American Education Corporation, a
                    Nevada corporation
5.1                 Opinion of Hartzog Conger Cason & Neville
23.1                Consent of Steakley Gilbert & Morgan, P.C.


Exhibit 5.1
-----------


February 25, 2004



The American Education Corporation
7506 North Broadway Extension
Suite 505
Oklahoma City, Oklahoma  73116

Gentlemen:

     In connection with the preparation and filing of Post-Effective Amendment No. 1 to the registration statement on Form S-8 filed on September 29, 2000, Registration No. 333-46924 (the "Registration Statement"), pursuant to Rule 414(d) of the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of shares of common stock, par value of $0.025 per share (the "Securities"), of The American Education Corporation, a Nevada corporation (the "Company"), issuable under The American Education Corporation Stock Option Plan for Employees and The American Education Corporation Directors' Stock Option Plan (collectively, the "Plans"), in connection with, and upon completion of, a reincorporation merger whereby the Company's predecessor, The American Education Corporaation, a Colorado corporation("AEC Colorado"), merged with and into the Company, its wholly owned Nevada subsidiary, with the Nevada subsidiary being the surviving corporation, we, as counsel to the Company and its predecessor, AEC Colorado, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that the Securities have been duly authorized, and when offered and sold pursuant to the terms and conditions of the Plans, will be validly issued and fully paid and nonassessable.

     We note that the Company is deemed a "successor issuer" of AEC Colorado for purposes of Rule 414(d) under the Securities Act, and may expressly adopt the Registration Statement of AEC Colorado as its own registration statement for all purposes of the Securities Act by filing Post-Effective Amendment No. 1 to the Registration Statement.

     The foregoing opinion is limited to the Federal laws of the United States and the Private Corporations Act of the State of Nevada and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment No. 1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,

                                    HARTZOG CONGER CASON & NEVILLE

                                    /s/Hartzog Conger Cason & Neville



Exhibit 23.1
------------


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8 Amendment No. 1) pertaining to the American Education Corporation Stock Option Plan for Employees and The American Education Corporation Directors' Stock Option Plan of our report dated March 10, 2003, with respect to the consolidated financial statement of The American Education Corporation included in its Annual Report (Form 10-
KSB) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


Steakley Gilbert & Morgan, P.C.

February 25, 2004
Oklahoma City, Oklahoma